Exhibit 107
Filed Pursuant to Rule 424(b)(7)
Registration
No. 333-284878
Calculation of Filing Fee Tables
424(b)(7)
(Form Type)
Recursion Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Table 1 – Newly Registered Securities and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount registered	Proposed maximum offering price per Unit (2)	Maximum aggregate offering price	Fee Rate	Amount of registration fee (1)

Newly Registered Securities

Fees to be Paid	(1)	Equity	Class A Common Stock, par value $0.00001 per share	457(c) and 457(r)	4,260,927	$4.25	$18,108,939.75	0.00015310	$2,772.48

Carry Forward Securities

Carry Forward Securities		—	—	—	—	—	—	—	—

		Total Offering Amounts				—	$18,108,939.75	—	$2,772.48

		Total Fees Previously Paid				—	—	—	—

		Total Fee Offsets				—	—	—	$2,772.48

		Net Fee Due				—	—	—	—

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the registration statement on Form
S-3ASR
(File
No. 333-284878),
filed on February 12, 2025 (the “Registration Statement”) of Recursion Pharmaceuticals, Inc. (the “Registrant”). This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement. The prospectus to which this Exhibit is attached is a final prospectus supplement for the related offering.
The maximum offering price per share was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Class A Common Stock on the Nasdaq Global Select Market on May 7, 2025.

Table of Contents
Table 2 – Fee Offset Claims and Sources

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	(1)	Recursion Pharmaceuticals, Inc.	S-3	333-264845	December 15, 2023	—	$835.12	Equity	Class A Common Stock, par value $0.00001 per share	762,534	$5,658,002.28	—

		Recursion Pharmaceuticals, Inc.	S-3	333-264845	December 17, 2024	—	$1,937.36	Equity	Class A Common Stock, par value $0.00001 per share	1,822,061	$12,654,213.65	—

Fee Offset Sources		Recursion Pharmaceuticals, Inc.	S-3	333-264845	—	December 15, 2023	—	—	—	—	—	$3,532.98

		Recursion Pharmaceuticals, Inc.	S-3	333-264845	—	December 17, 2024	—	—	—	—	—	$3,719.77

(1)
The Registrant previously paid (i) a fee of $3,533.00 in connection with the registration of 3,225,902 shares of Class A Common Stock, offered by means of a 424(b)(7) prospectus supplement, dated December 15, 2023 (the “2023 Prior Prospectus Supplement”), pursuant to a registration statement on Form
S-3ASR
(File
No. 333-264845),
filed with the Securities and Exchange Commission on May 10, 2022 (the “Prior Registration Statement”) and shares with an aggregate offering price of $5,658,002.28 were not sold thereunder resulting in $835.12 of unused fees associated therewith, and (ii) a fee of $3,719.77 in connection with the registration of 3,498,393 shares of Class A Common Stock, offered by means of a 424(b)(7) prospectus supplement, dated December 17, 2024 (the “2024 Prior
Prospectus
Supplement
” and together with the 2023 Prior Prospectus Supplement, the “Prior Prospectus Supplements”), pursuant to the Prior Registration Statement and no shares of Class A Common Stock were sold thereunder, resulting in unused fees of $3,719.77, $1,937.36 of which is being used to offset the filing fees in connection with this filing. As of the date of filing of this prospectus supplement, 4,260,927 of the shares of Class A Common Stock remain unsold under the Prior Prospectus Supplements (the “Unsold Shares”). Pursuant to Rule 457(p), $2,772.48 in filing fees previously paid and associated with the Unsold Shares is being applied to offset the filing fee payable in connection with this filing. The Registrant has terminated the offerings pursuant to the Prior Prospectus Supplements.